Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT, dated as of October 18, 2002, is made by and between El Capitan Precious Metals, Inc., a Delaware corporation ("Buyer"), and Gold and Minerals, Inc., a Nevada corporation ("G&M"), and El Capitan, Ltd., an Arizona corporation ("El Capitan") (individually, a "Seller". and collectively, the "Sellers"). Buyer and Sellers are sometimes referred to individually as a "Party" and collectively as the "Parties."

                                   WITNESSETH

     A. Sellers own or control certain patented and unpatented mining claims and mall sites and fee lands in Lincoln County, New Mexico (the "Claims"). The Claims owned by Sellers are more particularly described in Part I of Exhibit A to this Agreement. A portion of the Claims, as well as certain fee lands, are leased by El Capitan pursuant to certain mining leases (the "Leases") which are more particularly described in Part II of Exhibit A to this Agreement.

     B. Sellers have entered into certain contracts and agreements (the "Contracts") related to the Claims and have constructed or otherwise acquired certain mines, dumps, roads, buildings, fixtures, facilities and other improvements on a portion of the Claims (The "Fixtures and Improvements"), have purchased, leased of otherwise acquired rights to possess and use certain machinery, equipment and materials and supplies (the "Machinery and Equipment"), have acquired certain water rights (the "Water Rights") and certain operational permits, and other ancillary rights (the "Related Rights"), and have developed certain data, maps, cores, analyses, models, studies and other technical information (the "Information") in connection with Sellers, exploration and mining activities on the Claims. The Contracts are identified in Part III of Exhibit A to this Agreement, the Machinery and Equipment are identified in Part IV of Exhibit A to this Agreement, the Fixtures and Improvements are identified in Part V of Exhibit A to this Agreement, the Water Rights, the Related Rights and the Information are identified in Part VI of Exhibit A to this Agreement. The Claims, the Leases, the Contracts, the Fixtures and Improvements, the Machinery and Equipment, the Water Rights, the Related Rights and the Information are hereinafter collectively referred to as the Properties.

     C. Buyer desires to purchase from Sellers a 40% undivided interest, as co-tenant with Sellers, in all of the Properties (said 40% undivided interest to be acquired by Buyer is sometimes referred to hereinafter as the "Acquired Assets").

     D. This Agreement contemplates a transaction in which: Sellers will convey to Buyer the Acquired Assets in exchange for cash and shares of Buyer, and will agree to enter into a Mining Operations Agreement with Buyer for the further development of the Claims.

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, warranties, representations and conditions contained in this Agreement, it is hereby agreed as follows:

1.       DEFINITIONS AND CROSS-REFERENCES

1.1 Definitions. The terms defined in Exhibit D and elsewhere shall have the defined meaning wherever used in this Agreement, including in Exhibits.

1.2 Cross Reference. References to "Exhibits," "Articles," "Sections" and "Subsections" refer to Exhibits, Articles, Sections and Subsections of this Agreement, References to "Paragraphs" and "Subparagraphs" refer to paragraphs and subparagraphs of the referenced Exhibits.

2.       SALE AND PURCHASE OF ASSETS

2.1 Acquired Assets. On the terms and subject to the conditions contained herein, Sellers agree to sell to Buyer and Buyer agrees to purchase from Seller as of the date hereof, free and clear of all liens, claims and encumbrances, a forty percent (40%) undivided interest, as co-tenant, of all Seller's right, title and interest in and to the Properties.

2.2 Names Following the Closing. Immediately following the Closing, El Capitan, Ltd. shall amend its certificate or articles of incorporation so as to change its name to a name which is not, in the judgment of Buyer acting reasonably, confusingly similar to the Buyer's name and Seller shall not thereafter use such name or other names acquired by Buyer hereunder or names confusingly similar thereto.

3.       PURCHASE PRICE: ALLOCATION

      3.1 Purchase Price Payment. The Purchase Price ("Purchase Price") for the Acquired Assets shall be: (a) 775 shares of the common stock, $.01 par value of Buyer, which will constitute 77.5% of the equity ownership of Buyer on a fully diluted basis (the "Shares"); and (b) $100,000 in cash (the "Cash Purchase Price"), will be delivered as follows:

            3.1.1 At the Closing, the deposit of $17,500.00 heretofore made by Buyer which shall be applied to the Purchase Price. The remaining balance of the Cash Purchase Price of $87,500.00 (being $100,000.00 less the amount of $17,500.00) will be paid in installments in the amounts and on the dates set forth on Schedule 3.1 hereto; and

            3.1.2 At the Closing, Buyer will deliver a certificate representing the Shares, bearing appropriate restrictive legends.

      3.2 Allocation of Purchase Price. The Purchase Price shall be allocated among the Acquired Assets as set forth on Exhibit C attached hereto. The parties agree that the allocation set forth in Exhibit B attached hereto shall be used by them and respected for all purposes, including income tax purposes, and that the parties shall follow such allocation for all reporting purposes.

      3.3 Deliveries at the Closing. At the Closing: (i) Sellers and Buyer will execute and deliver this Agreement; (ii) Sellers will execute, acknowledge (if appropriate), and deliver to Buyer instruments of sale, transfer, assignment and conveyance in the forms attached hereto as Exhibits C-1 and C-2 and relinquish complete possession of the Purchased Claims to Buyer, (iii), (iv) Sellers shall deliver to Buyer and Buyer shall deliver to Sellers their respective opinions of counsel, dated as the Closing Date, in form and substance as set forth in Exhibits F and G, respectively; (v) Sellers will provide evidence that all third party consents required t permit the transfer of the Purchased Claims have been received; and (vi) Buyer will deliver to the Seller the consideration specified in Section 3.1(a) and 3.1(b), including without limitation a definitive certificate representing the Purchased Shares duly registered in the name of Sellers above.

      3.4 Further Assurances. If at any time after the date hereof Buyer shall consider or be advised that any further assignments of assurances in law or any other acts are necessary, desirable or proper (i) otherwise carry out the purposes of this Agreement, Seller agrees that it shall execute and deliver all such assignments and assurances in law and do all acts reasonably necessary, desirable or proper to vest, perfect and confirm title to such Acquired Assets in Buyer, and otherwise to carry out the purposes of this Agreement.

      3.5 Liabilities of Sellers Not Assumed. Buyer shall not assume, or in any way become liable for, any liabilities or obligations of Seller of any kind of nature, whether accrued, absolute, contingent or otherwise, or whether due or to become due, or otherwise, whether known or unknown, arising out of events, transactions or facts which shall have occurred, arisen o existed on or prior to the date hereof, which liabilities and obligations, if ever in existence, shall continue to be liabilities or obligations of Seller. Specifically, but without limiting the foregoing, Buyer shall not assume or be liable for the following debts, liabilities and obligations (the "Excluded Liabilities"):

            3.5.1 Violation of Representations, Etc. Debts, obligations or liabilities which arise or exist in violation of any of the representations, warranties, covenants or agreements of Seller contained in this Agreement or in any statement or certificate delivered to Buyer by or on behalf of Seller on or before the date hereof pursuant to this Agreement or in connection with the transactions contemplated hereby.

            3.5.2 Undisclosed Liabilities. Debts, obligations or liabilities of any kind or nature, whether absolute, accrued, contingent or otherwise, required by this Agreement to be disclosed to Buyer, if not so disclosed in writing and specifically assumed in writing by Buyer.

            3.5.3 Contingent Liabilities. Contingent liabilities of Seller of any kind arising or existing on or prior to the date hereof, including, but not limited to, claims proceedings or causes or action which are currently or hereafter become, the subject of claims, assertions, litigation or arbitration.

            3.5.4 Taxes Due on Sale. Debts, obligations or liabilities of Seller for federal, state, county, local, foreign or other income, sales, use or transfer taxes or assessments (including interest and penalties thereon, if any) of any kind whatsoever arising from, based upon or related to the sale, transfer or deliver of the Acquired Assets pursuant to this Agreement.

            3.5.5 Other Taxes. Debts, obligations or liabilities of Seller, whether absolute, accrued, continent or otherwise, for (i) federal and state income taxes; (ii) all taxes relating to any real property, (iii) all franchise taxes of Seller, (including interest and penalties thereon, if any); and (iv) any other taxes of Seller.

            3.5.6 Pension and Other Employee Plans. Debts, obligations or liabilities under any pension, profit sharing, savings, retirement, health, medical, life, disability, dental, deferred compensation, stock option, bonus, incentive, severance pay, group insurance or other similar employee plans or arrangements, or under any policies, handbooks, or custom or practice, collective bargaining agreement, or any employment agreements, whether express or implied, applicable to any of Seller's employees at any time through and including the date hereof.

            3.5.7 Personal Injury, Products Liability and Recall Claims. Debts, expenses, obligations or liabilities of Seller arising out of any claim for personal injury (including worker's compensation or otherwise), property damage, product recall, product liability or strict liability, arising from events (including the shipment of goods) occurring on or prior to the date hereof (whether or not such claim is then asserted).

            3.5.8 Environmental Matters. Any debts, expenses, obligations or liabilities arising out of claims alleging damage to the environment or similar claims with respect to the conduct of the Business or the ownership or lease by Seller of the Claims on or before the date hereof.

            3.5.9 Infringements. Any liability or obligation of Seller arising out of any wrongful or unlawful violation or infringement of any Proprietary Right of any person or entity occurring on or prior to the date hereof.

            3.5.10 Indebtedness: Intercompany Obligations. Any liabilities or obligations in respect of the borrowing of money or issuance of any note, bond, indenture, loan, credit agreement or other evidence of indebtedness or direct or indirect guaranty or assumption of indebtedness, liabilities or obligations of others, whether or not disclosed in this Agreement or otherwise ("Indebtedness") of Sellers, including, without limitation, any intercompany obligations or liabilities of Seller.

            3.5.11 Litigation. Debts, expenses, obligations or liabilities of Seller arising out of any claim, action, suit or proceeding pending as of the date hereof or arising out of or relating to matters or events occurring on or prior to the date hereof.

            3.5.12 Executed Assets. Any liabilities or obligations arising out of or relating to the Excluded Assets.

4.       REPRESENTATIONS AND WARRANTIES; TITLE TO ASSETS; INDEMNITITES

      4.1 Representations and Warranties of Both Parties. As of the Effective Date, each Party warrants and represents to the other that:

            4.1.1 It is a corporation duly organized and in good standing in its state of incorporation and is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement;

            4.1.2 it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate board of directors, shareholder, surface and mineral rights owner, lessor, lessee and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

            4.1.3 it will not breach any other agreement or arrangement by entering into or performing this Agreement;

            4.1.4 it does not have any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transaction contemplated by this Agreement for which the other Party could become liable or obligated;

            4.1.5 it is not subject to any governmental order, judgment, decree, debarment, sanction or Laws that would preclude the permitting or implementation or Operations under this Agreement; and

            4.1.6 this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

      4.2 Representations and Warranties of Sellers. As of the Effective Date, Sellers jointly and severally make the following representations and warranties to Buyer:

            4.2.1 With respect to the Claims identified in Exhibit A as fee properties, one or more Sellers is legally entitled to hold the properties, holds the record title to the properties, is in exclusive possession of and owns such Claims free and clear of all encumbrances or defects in title (including liens arising under Environmental Laws) except those specifically identified in Paragraph 1.1 of Exhibit A, and Sellers have acquired all necessary surface and subsurface rights in respect of or related to the Claims, the Properties and the Operations.

            4.2.2 With respect to those Claims identified in Exhibit A as Properties in which Sellers hold an interest under leases or other contracts: (i) one or more Sellers is legally entitled to lease the Properties, holds record title to the leases and contracts and is in exclusive possession of such Claims; (ii) such Seller has not received any notice of default of any of the terms or provisions of such leases of other contracts; (iii) Sellers have the authority under such leases or other contracts to perform fully its obligations under this Agreement; (iv) to Sellers' knowledge, such leases and other contracts are valid and are in good standing; (v) Sellers have no knowledge of any act or omission or any condition on the Properties which could be considered or construed as a default under any such lease or other contract; and (vi) to Sellers' knowledge, such Properties are free and clear of all Encumbrances or defects in title (including liens arising under Environmental Laws) except for those specifically identified in Paragraph 1.1 of Exhibit A.

            4.2.3 Sellers have delivered to or made available for inspection by Buyer all Existing Data in their possession or control, and true and correct copies of all leases or other contracts relating to the Properties.

            4.2.4 With respect to unpatented mining claims and millaites located by Sellers that are included within the Claims, subject to the paramount title of the United States: (i) the unpatented mining claims were properly laid out and monumented; (ii)all required location and validation work was properly performed; (iii) location notices and certificates were properly recorded and filed with appropriate governmental agencies; (iv) all assessment work required to hold the unpatented mining claims has been performed and all Governmental Fees have been paid through the assessment year ending September 1, 2002; (v) all affidavits of assessment work, evidence of payment of Governmental Fees, and other filings required to maintain the claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies; (vi) the claims are free and clear of Encumbrances or deficits in title; and
            (vii) Sellers have no knowledge of conflicting mining claims or the presence of third party mineral entries. One of the Sellers holds record title to each unpatented mining claim included within the Claims and each such Claim is free and clear of all material defects, liens and encumbrances (including liens arising under Environmental Laws), arising by, through, or under the Sellers and free and clear of other material defects, liens and encumbrances of which any Seller has Knowledge. Nothing in this Subsection, however, shall be deemed to be a representation or a warranty that any of the unpatented mining claims contains a valuable mineral deposit.

            4.2.5 With respect to unpatented mining claims and millsites not located by Sellers buy which are included within the Properties, subject to the paramount title of the United States: (i) all assessment work required to hold the unpatented mining claims has been performed and all Governmental Fees have been paid in a manner consistent with that required of the Manager pursuant to Subsection 8.2(k) through the assessment year ending September 1, 2002; (ii) all affidavits of assessment work, evidence of payment of Governmental Fees, and other filings required to maintain the claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies; (iii) the claims are free and clear of Encumbrances or defects in title; and (iv) Sellers have no knowledge of conflicting mining claims. Nothing in this Subsection, however, shall be deemed to be a representation or a warranty that any of the unpatented mining claims contains a valuable discovery of minerals.

            4.2.6 Sellers have made available or delivered to Buyer or its counsel or consultants all information concerning title to the Claims in Seller's possession or control, of which Sellers have Knowledge.

            4.2.7 Sellers own all of the Machinery and Equipment. Fixtures and Improvements, and Information free and clear of all material defects, liens and encumbrances (including liens arising under Environmental Laws). The tangible properties and assets of Seller that are included in the Machinery and Equipment, Fixtures and Improvements, and Information (including all buildings) are in good operating conditions and repair, ordinary wear and tear excepted.

            4.2.8 All of the Contracts and leases to which any Seller is a party which relate to, affect, touch or concern the Property are identified in Exhibit A to this Agreement. All of the Related Rights and Water Rights owned or held by Sellers are listed in Part VI of Exhibit A hereto. Sellers have delivered or made available to Buyer a correct and complete copy of each written agreement or document identified in Exhibit A. With respect to each such agreement or document (except that no representation is made as to the remedy of specific performance or other equitable remedies for the enforcement of any such agreement that this representation is limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting generally the right of creditors and secured parties): (A) the agreement or document is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement or document will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 3 above); (C) no Seller is in breach or default and, to Sellers' Knowledge, no other party is in breach or default and no event has occurred which with notice of lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement or document; and (D) no party has repudiated any provision of the agreement or document.

            4.2.9 El Capitan, Ltd. is a wholly owned, direct subsidiary of Gold and Minerals, Inc.

            4.2.10 With respect to the Properties, to Sellers' knowledge, there are no pending or threatened actions, suits, claims or proceedings, and there have been no previous transactions affecting its interests in the Properties which have not been for fair consideration.

            4.2.11 Employment, Labor and Other Relations.

            4.2.11.1 Seller is not a party to or is otherwise bound by any contract, agreement or collective bargaining agreement with any labor union or organization or other commitment respecting employment or compensation of any of their respective officers, directors, agents or employees, and no employees of Seller are represented by any labor union or similar organization.

            4.2.11.2 There are no charges or complaints involving any federal, state or local civil rights enforcement agency or court; complaints or citations under the Occupational Safety and Health Act or any state or local occupational safety act or regulation; unfair labor practice charges or complaints with the National Labor Relations Board; or other claims, charges, actions or controversies pending, or, to the knowledge of Seller, threatened or proposed, involving Seller and any employee, former employee or any labor union or other organization representing or claiming to represent such employee's interest, which could materially and adversely affect the business of Seller.

            4.2.11.3 Seller is and has heretofore been in compliance in all material respects with all laws, rules and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, the sponsorship, maintenance, administration and operation of (or the participation of its employees in) employee benefit plans and arrangements and occupational safety and health programs, and Seller is not engaged in any violation of any law, rule or regulation related to employment, including unfair labor practices or acts of employment discrimination, which could materially and adversely affect the business of Seller.

            4.2.12 Employee Benefits. As used herein, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life (including any individual life insurance policy to which Seller makes premium payments, whether or not Seller is the owner, beneficiary or both of such policy), death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, or other employee benefit plan, trust, arrangement, contract, agreement, policy or commitment (including without limitation, any pension plan ("Pension Plan") as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any welfare plan as defined in Section 3(1) of ERISA ("Welfare Plan"), whether any of the foregoing is funded, insured or self-funded, written or oral. With respect to the Employee Plans:

            4.2.12.1 Seller has not at any time maintained, and does not currently maintain, any Pension Plan which is subject to the minimum funding requirements of IRC Section 412 or Section 302 of ERISA;

            4.2.12.2 Seller does not maintain or contribute to, and has not maintained or contributed to, an employee pension benefit plan subject to the provisions of Title IV of ERISA. Seller does not and has not had an obligation to contribute to any multiemployer plan (within the meaning of Section 3(37) of ERISA). Each employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained by, or contributed to, by the Seller has been administered in compliance with its reporting and notice requirements under 4980B of the Internal Revenue code of 1986, as amended (the "code"). Neither Seller nor any of its officers or directors ha engaged in any transaction in violation of the prohibited transactions provisions set forth in Section 406 of ERISA;

            4.2.12.3 Seller has not made an oral or written representation to its employees that Buyer will maintain any Employee Plan which is similar or any way comparable to the Employee Plans maintained by Seller.

            4.2.13 Taxes. As used herein, the term "taxes" means all federal, state, county, local and foreign income, excise, property, sales, use, payroll, employee's income and social security withholding intangibles, franchise, transfer and other taxes of whatever nature, all penalties related to such taxes and interest on such taxes and penalties, that relate to the Acquired Assets or could otherwise affect or become a lien upon the Acquired Assets. Except as previously disclosed to Buyer in writing, all Taxes due and payable by the Seller with respect to all periods prior to and through the date hereof have been duly and properly computed, reported, fully paid and discharged and there are not unpaid Taxes, with respect to any period prior to and through the date hereof, which are or could become a lien on the Acquired Assets, except for current Taxes not yet due and payable. There are no known or proposed penalty, interest or deficiency assessments with respect to Taxes of the Seller that require payment by, relate to or could materially adversely affect the Seller or the Acquired Assets. Seller has not waived any law or regulation fixing, or consented to the extension of, any period of time for the assessment of any Taxes, which waiver or consent is currently in effect.

            4.2.14 Patents, Trademarks and Licenses. Seller owns, possesses or has licenses or similar rights to utilize all patents, trademarks, trade names, service marks, franchises, and technology necessary for the conduct of its business as presently conducted without any infringements of or conflict with the rights of others. All such patents, trademarks, trade names, service marks and franchises, or applications therefore, and all licenses for any of the foregoing, are disclosed in Part VII of Exhibit A attached hereto. Neither the consummation of the transactions contemplated by this Agreement will terminate or alter Buyer's ability to utilize the above described rights or the terms of such use.

      4.2.15 Transactions With Affiliates. There are no contracts or arrangements (formal or informal, written or oral), directly or indirectly, between Seller, on the one hand, and any other persons controlling under common control with or controlled by Seller, on the other hand.

      4.2.16 Except as to matters otherwise disclosed in writing to Buyer prior to the Effective Date:

            4.2.16.1 to Sellers' knowledge, the conditions existing on or with respect to the Properties and its ownership and operation of the Properties are not in violation of any Laws (including without limitation any Environmental Damage, as defined below) or impairment to the health, safety, or enjoyment of any persons at or on the Properties or in the general vicinity of the Properties;

            4.2.16.2 to Sellers' knowledge, there have been no past violations by it or by any of its predecessors in title of any Environmental Laws or other Laws affecting or pertaining to the Properties, nor any past creation of damage or threatened damage to the air, soil, surface waters, groundwater, flora, fauna, or other natural resources on, about or in the general vicinity of the Properties ("Environmental Damage");

            4.2.16.3 Sellers have not received inquiry from or notice of a pending investigation from any governmental agency or of any administrative or judicial proceeding concerning the violation of any Laws;

            4.2.16.4 Sellers have secured all necessary permits or other governmental or regulatory approvals in respect of the conduct of the Operations and all such permits and approvals are in good standing.

      4.2.17 Private Placement Representations.

            4.2.17.1 Buyer can bear economic risk of losing its entire investment in the Purchased Shares and can afford to hold the Purchased Shares for an indefinite period of time; and

            4.2.17.2 Buyer is an Accredited Investor as defined in Rule 501(a) of Regulation D of the Securities Act of 1933 (the "Securities Act").

            4.2.17.3 Seller acknowledges that the Shares will not have been registered under the Securities Act, and accordingly are "restricted securities," within the meaning of Rule 144 under the Securities Act, and will bear a restrictive legend to that effect.

      4.2.18 Since the delivery of the Letter of Intent between the Parties dated September 3, 2002, and the subsequent Letter dated September 20, 2002, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Sellers.

The representations and warranties set forth above shall survive the execution and delivery of any documents of Transfer provided under this Agreement. For a representation or warranty made to a Party's "knowledge," the term "Knowledge" shall mean actual knowledge on the part of the officers, employees, and agents of the representing Party, upon due inquiry, or of facts that would reasonably lead to the indicated conclusions.

      4.3 Representations and Warranties of Buyer. As of the Effective Date, Buyer makes the following representations and warranties to Seller:

      4.3.1 Upon delivery at Closing, the Purchased Shares will be duly authorized, validly issued, fully paid and non-assessable, and will be free and clear of any security interest or restriction on transfer (other than those arising under the Securities Act of 1933, as amended, or comparable state laws). Upon delivery at Closing, title to the Purchased Shares shall be vested exclusively, legally and beneficially in Buyer. At Closing, the aggregate Purchased Shares shall constitute 77.5% of all then outstanding shares of Buyer, determined after giving effect to such share issuance.

      4.4 Disclosures. Each of the Parties represents and warrants that it is unaware of any material facts or circumstances that have not been disclosed in this Agreement, which should be disclosed to the other Party in order to present the representations and warranties in this Article from being materially misleading. Sellers have disclosed to Buyer all information it believes to be relevant concerning the Assets and has provided to or made available for inspection by Buyer all such information, but does not make any representation or warranty, express or implied, as to the accuracy or completeness of the information (except as provided in Section 3.2) or as to the boundaries or value of the Assets. Each Party represents to the other that in negotiating and entering into this Agreement it has relied solely on its own appraisals and estimates as to the value of the Assets and upon its own geologic and engineering interpretations related thereto.

      4.5 Record Title. Record title to the Acquired Assets shall be held by Buyer as co-tenant with Sellers' in proportion to their respective interests in the Properties.

      4.6 Indemnities/Limitations of Liability.

      4.6.1 Each Party shall indemnify the other Party, its directors, officers, employees, agents and attorneys, or Affiliates (collectively "Indemnified Party") from and against the entire amount of any Material Loss. A "Material Loss" shall mean all costs, expenses, damages or liabilities, including attorneys' fees and other costs of litigation (either threatened or pending) arising out of or based on a breach by a Party ("Indemnifying Party") of (i) any representation, warranty or covenant contained in this Agreement; (ii) any fees, expenses or other payments incurred or owed by a Party to any brokers or comparable third parties retained or employed by it in connection with the transactions contemplated by the Agreement; or
      (iv) any claim made by a third party alleging facts, which, if true, would entitle a Party to indemnification pursuant to the above.

      4.6.2 If any claim or demand is asserted against an Indemnified Party in respect of which such Indemnified Party may be entitled to indemnification under this Agreement, written notice of such claim or demand shall promptly be given to the Indemnifying Party. The Indemnifying Party shall have the right, but not the obligation, by notifying the Indemnified Party within thirty (30) days after its receipt of the notice of the claim or demand, to assume the entire control of (subject to the right of the Indemnified Party to participate, at the Indemnified Party's expense and with counsel of the Indemnified Party's choice. Any damages to the assets or business of the Indemnified Party caused by a failure by the Indemnifying Party to defend, compromise, or settle a claim or demand in a reasonable and expeditious manner required by the Indemnified Party, after the Indemnifying Party has given notice that it will assume control of the defense, compromise, or settlement of the matter, shall be included in the damages for which the Indemnifying Party shall be obligated to indemnify the Indemnified Party. Any settlement or compromise of a matter by the Indemnifying Party shall include a full release of claims against the Indemnified Party which has arisen out

5.       COVENANTS.

      5.1 Conduct of Business. Sellers covenant and agree with Buyer that from the date hereof until the Closing or termination of this Agreement, unless otherwise consented to in writing by Buyer:

            5.1.1 Operation of Properties; No Material Change. The Sellers will operate and conduct their business on and with respect to the Properties and the Acquired Assets only in the ordinary course and, without limiting the foregoing, will:

                  5.1.1.1 Not make any change in their business or operations;

                  5.1.1.2 Not sell, pledge, lease, mortgage, encumber or otherwise dispose of (except with the prior written consent of Buyer) any of the Properties;

                  5.1.1.3 Maintain that portion of the Properties consisting of tangible assets in as good a state of operating condition and repair as they are on the date hereof, except for ordinary depreciation and wear and tear;

                  5.1.1.4 Not borrow money, and not accelerate the payment of any mortgage or any other obligation or commitment of Sellers relating to the Properties;

                  5.1.1.5 Keep in force all policies of insurance covering the Properties and, if Buyer so requests in writing, use their reasonable efforts to secure, at the expense of Buyer, additional insurance from an insurance carrier, in an amount on terms and to become effective upon a date on or within a reasonable period after the Closing Date as shall be satisfactory to Buyer;

                  5.1.1.6 Not make or agree to make any distribution of cash or other assets to the holders of Capital Stock of Sellers, or any employees, agents, family members, affiliates or associates of such personas, by way of loans, advances, dividends or otherwise, except for any normal monthly salaries (at the rate in effect on the date hereof) of any such persons who are also employees of the Properties, and as otherwise expressly approved in advance and in writing by Buyer;

                  5.1.1.7 Not enter into any contracts or commitments therefore for the purchase or lese of equipment, supplies or inventories, or cause any of the Properties to become obligated upon any other contracts involving, in the aggregate, in excess of $25,000 without the prior written approval of Buyer, which approval will not be unreasonably withheld;

                  5.1.1.8 Not acquire or agree to acquire (through redemption or otherwise) any of the outstanding securities of any of the Sellers, incur or agree to incur any obligations to issue securities nor issue, sell or dispose of any of their respective securities or options or rights convertible into their respective securities or stock appreciation or similar rights;

                  5.1.1.9 Except with the written consent of Buyer, which will not be unreasonably withheld, not authorize or pay or agree to pay or accrue any wage, salary or other increase in remuneration of any of the Sellers, directors, officers or other employees or agents, not authorize or make any changes in compensation or policy regarding compensation payable or to become payable to any directors, officers or other employees, and not hire any new employees or elect any new officers or directors of Sellers;

                  5.1.1.10 Not amend any of the Sellers' articles or certificates of incorporation or by-laws;

                  5.1.1.11 Not pay or agree to pay any of the expenses of the transactions contemplated by this Agreement (including legal fees, accounting fees, investment banking fee, taxes or otherwise) out of the Properties.

      5.2 Maintain Properties as Going Concern. The Sellers will preserve the business organization relating to the Properties, and keep available the services of the present officers, employees, and agents thereof and will use its best efforts to preserve the goodwill of the suppliers, customers and others having business relations with the Sellers or the Properties.

      5.3 Investigation. The Sellers shall allow Buyer and their representatives and persons or entities which may provide financing for buyer in connection with the transactions contemplated hereby, at all reasonable times, full access during normal business hours to all stores, warehouses, operations, machinery, equipment, inventories, property, offices, books, contracts, commitments, records and affairs of Sellers relating to the Properties and their business, and reasonably access to third parties having business dealings with the Sellers, for the purpose of familiarizing themselves with the operation and conduct of all aspects of their business and for the purpose of reasonable inspection, examination, audit, counting and copying, such access shall not unreasonably interfere with the operation and conduct of the business or the Properties.

      5.4 Preserve Accuracy of Representation and Warranties. The Sellers will refrain from taking any action which would render any representation and/or warranty contained in this Agreement inaccurate at and as of the Closing Date, except for any changes therein specified in, permitted or contemplated by this Agreement.

      5.5 No Solicitation. The Sellers and their affiliates will take no action, directly or indirectly, to solicit indications of interest or offers for the sale of the Properties (whether by sale of stock, assets, merger or otherwise) to anyone other than Buyer, furnish information to others in that connection, or enter into discussions with any person with respect thereto, and the Sellers will instruct its investment bankers and other representatives to refrain from doing any of the foregoing.

      5.6 Supplements to Exhibits. From time to time prior to the Closing Date, the Sellers will promptly supplement or amend any Schedules provided for in this Agreement (i) if any matter arises hereafter which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in any such Schedule, or (ii) if it becomes necessary to correct any information in any such Schedule which has become inaccurate; provided, however, that no such supplement or amendment to any Schedule shall be considered in determining satisfaction of the conditions set forth in Section
6.2.1 of this Agreement.

      5.7 Consents. The Sellers shall prepare, submit and file, or cause to be prepared, submitted and filed, all applications for approvals and actions as may be required by applicable law with respect to the transactions contemplated by this Agreement, and shall use their respective best efforts to obtain such approvals and accomplish such results as expeditiously as possible. In addition, they will use their best efforts to obtain all other approvals, consents and authorizations which are conditions to the Closing, and they shall take all other action as shall be reasonably necessary or appropriate in order to effectuate the transactions provided for or contemplated herein. Notwithstanding the foregoing, when used in connection with to obtaining of a consent, approval or other act of an unaffiliated third party or governmental authority, "best efforts" shall not require Sellers to commence litigation against or acquire control of such third person or the assets or obligations requiring such consent, and shall not require Sellers to accelerate the payment of any indebtedness.

6.       CONDITIONS TO CLOSING.

      6.1 Mutual Conditions. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the closing of each of the following conditions:

      6.1.1 No Suit. No suit, action or other proceeding or investigation shall to the knowledge of any party hereto be threatened or pending before or by any governmental agency or by any third party questioning the legality of this Agreement or the consummation of the transactions contemplated hereby in whole or in part.

      6.1.2 Closing. The closing shall have occurred by ___________, 2002, or such later date as may be agreed to by the Parties.

      6.2 Conditions by Buyer's Obligations.

      6.2.1 Representations and Warranties. All representations and warranties made by the Sellers contained in this Agreement shall be true and correct on the date hereof and as of the Closing Date as though such representations and warranties were made as of the Closing Date, and each of the Sellers shall have duly performed or complied with all of the obligations to be performed or complied with by each of them under the terms of this Agreement on or prior to Closing.

      6.2.2 Consents and Approvals. All authorizations, consents, waivers, approvals or other action required in connection with the execution, delivery and performance of this Agreement by the Sellers, Buyer, and the consummation by each of them of the transactions contemplated hereby, shall have been obtained, and the Sellers and the Properties shall have obtained any authorizations, consents, waivers, approvals or other action required in connection with the execution, delivery and performance of this Agreement to prevent a material breach or default under, or the termination, modification or lapse of, any of the Contracts and any comparable contracts entered into after the date hereof.

      6.2.3 Investigation. Buyer shall be reasonably satisfied with the results of its investigation of Seller and the Business, as provided in foregoing
      Section 5.3, including without limitation the results of geology and reserve report(s) with respect to the recovery and reserves of precious metals in connection with the Properties Assets which are reasonably satisfactory to it.

      6.2.4 Mining Operations Agreement. Sellers shall have executed and delivered to Buyer the Mining Operations Agreement with respect to the Operation of the Properties in the form attached as Exhibit ___ to this Agreement.

      6.2.5 No Material Adverse Change. There shall have occurred no material adverse change (whether or not covered by insurance) in the assets, financial condition or prospects of the Properties.

      6.2.6 Delivery of Other Documents. The following documents shall have been delivered to Buyer:

            6.2.6.1 Certificate. A certificate, dated as of the Closing Date, executed by duly authorized officers of Sellers certifying that the conditions contained in Section 8.2.1 have been satisfied;

            6.2.6.2 Opinion. The opinion of counsel to the Sellers, dated the Closing Date, in the form attached hereto as Exhibit ___;

            6.2.6.3 Consents. The consents required by Section 5.7;

            6.2.6.4 Good Standing Certificates. Certificates of legal existence and good standing dated within five (5) days prior to the Closing Date for each of the Sellers from the respective jurisdictions in which they are incorporated and the jurisdictions in which they are qualified to do business;

            6.2.6.5 Certified Resolutions. Certified copies of resolutions of the board of directors, and if necessary, the stockholders of Sellers authorizing the execution, delivery and performance of this Agreement and all acts of Sellers required or advisable in connection with the transactions contemplated hereby;

            6.2.6.6 Certified Charter. True and complete copies of the Certificates of Incorporation of each of the Sellers, certified by the Secretary of State of their respective states of incorporation as of a date within five (5) days prior to Closing.

            6.2.6.7 Title Reports, Surveys and Environmental Reports. Reports and certificates of title, surveys and reports on environmental and zoning conditions of the Properties reasonably satisfactory to Buyer.

            6.2.6.8 Other. Such other documents as counsel for Buyer shall reasonably request.

      6.3 Conditions to the Sellers' Obligations. The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

      6.3.1 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct on the date hereof and as of the Closing Date as though such representations and warranties were made as of the Closing Date, and Buyer shall have duly performed or complied with all of the obligations to be performed or complied with by them under the terms of this Agreement on or prior to the Closing.

      6.3.2 Approvals. All authorizations or approvals or other action required in connection with the execution, delivery and performance of this Agreement by Buyer, and the consummation by Buyer of the transactions contemplated hereby shall have been obtained.

      6.3.3 Delivery of Documents. The following documents shall have been delivered to the Sellers.

            6.3.3.1 Certificate. A certificate, dated as of the Closing Date, executed by a duly authorized officer of Buyer certifying that the conditions contained in Section 6.3.1 have been satisfied;

            6.3.3.2 Opinion. The opinion of LeBaron Law Offices, counsel to Buyer, dated the Closing Date, in the form attached hereto as Exhibit ___;

            6.3.3.3 Good Standing Certificate. Certificates of legal existence and good standing dated within five (5) days prior to the Closing Date for Buyer from the State of Delaware;

            6.3.3.4 Certified Resolutions. Certified copies of resolutions of the board of directors, and, if necessary, the stockholders of Buyer authorizing the execution, delivery and performance of this Agreement and all acts of Buyer required or advisable in connection with the transactions contemplated hereby;

            6.3.3.5 Certified Charter. A true and complete copy of the Certificate of Incorporation of Buyer, certified by the Secretary of State of the State of Delaware;

            6.3.3.6 Stock Certificate. A certificate or certificates evidencing the Acquired Shares; and

            6.3.3.7 Other. Such other documents as counsel for the Sellers shall reasonably request.

7. OTHER AGREEMENTS.

      7.1 Mining Operations Agreement. The Parties shall enter a Mining Operations Agreement, substantially in the form of Exhibit E attached to this Agreement, provided for the Operation of the Properties by Sellers from and after the Closing Date in accordance with the provisions of the Mining Operations Agreement.

      7.2 The Going Public Transaction. As promptly as possible, but in any event, in no less than 120 days after the Closing Date (subject to one 30 day extension at the request of Buyer), El Capitan Precious Metals, Inc. shall consummate a transaction (the "Going Public Transaction") which will have the effect of making El Capitan Precious Metals, Inc. a publicly traded company in U.S. equity markets, pursuant to either the merger of El Capitan Precious Metals, Inc. with a publicly traded entity, or the exchange of all of the shares of then outstanding El Capitan Precious Metals, Inc. common stock for the shares of such an entity, whichever El Capitan Precious Metals, Inc. shall determine to be most advantageous. It is anticipated that Sellers will own 67.5% of the resulting publicly traded entity immediately subsequent to the consummation of the Going Public Transaction. Sellers will cooperate in all commercially reasonable respects as may be necessary to assist in the consummation of the Going Public Transaction. The expenses of the Going Public Transaction will be borne by El Capitan Precious Metals, Inc. In the event the Going Public Transaction shall not have been consummated within the time frame contemplated by this Paragraph, Sellers hall have the right to rescind the transaction consummated pursuant to this Agreement, by giving notice of their intention to do so to Buyers, whereupon if the going Public Transaction shall not have been closed within 30 days of buyer's receipt of such notice, Sellers shall redeliver the Purchase Price to Buyer, including a duly executed and medallion guaranteed Stock Power with respect to the Shares, and buyer shall reconvey all of the Acquired Assets to Sellers.

8.       TERMINATION.

      8.1 Termination of Agreement. This Agreement and the transactions contemplated hereby may be terminated at any time prior to Closing, as follows:

      8.1.1 Mutual Consent. By mutual consent of Buyer and Seller.

      8.1.2 Breach. By Buyer on the one hand or by Seller on the other hand by reason of the breach by the other in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement; provided, however, that either party will have 10 days to cure a default that can be cured before the other party has a right to terminate this Agreement.

      8.1.3 Respective Conditions. By Buyer on the one hand or by Seller on the other hand if the conditions precedent to their respective obligations contained in Section 6.2 or 6.3 hereof, respectively, have not been met in all material respects through no fault of the terminating party.

      8.1.4 Mutual Conditions. By Buyer on the one hand or by Seller on the other hand if any of the conditions described in Section 6.1 shall not have been fulfilled through no fault of the terminating party.

      8.1.5 Effect of Termination. Upon termination of this Agreement and the transactions contemplated hereby, the Deposit and any interest accrued thereon, shall promptly be refunded to Buyer.

9.       GENERAL PROVISIONS.

      The parties further covenant and agree as follows;

      9.1 Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing.

      9.2 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without providing a copy of such release or announcement to the other Party and providing the other Party with the opportunity to comment on such release; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or regulation or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable efforts to advise the other Party prior to making the disclosure).

      9.3 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      9.4 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof, including without limitation that certain Letter of Understanding Between El Capitan Precious Metals, Inc. and Gold and Minerals Co., Inc., dated as of September 3, 2002, and that certain Letter of Agreement between the Parties with respect thereto dated as of September 20, 2002.

      9.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder), and provided further that this
Section 16(e) shall not be deemed applicable to or to require any consent in the event of any corporate merger, consolidation, amalgamation or reorganization involving the Sellers by which the surviving entity shall possess substantially all of the stock or all of the property rights and interests of the Sellers, and shall be subject to all of the liabilities and obligations of Sellers under this Agreement.

      9.6 Counterparts. This Agreement may be executed in one or counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      9.7 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.8 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below.

If to Sellers:                                Copy to:

If to Buyer:                                  Copy to:

El Capitan Precious Metals, Inc.              LeBaron Law Offices
2401 PGA Boulevard, Suite 190                 53 S. Washington Street, Suite 2
Palm Beach Gardens, FL  33410                 Hinsdale, IL  60514
Telecopier: (561) 624-0886                    Telecopier: (630) 325-0600

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

      9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada, except with respect to matters of corporate securities laws which matters shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware.

      9.10 Amendment and Waivers. No amendment or waiver of any provision of this Agreement shall be valid on any Party unless the same shall be in writing and signed by such Party. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of prior or subsequent such occurrence.

      9.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      9.12 Expenses. Each of the Parties will bear its own costs and expense (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, provided that none of the expenses so incurred by Sellers shall be charged against or paid out of any of the Acquired Assets.

      9.13 Construction and Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

      9.14 Confidentiality. Information concerning Sellers and/or the Property which has not previously been disclosed to the public by Sellers hall be maintained by buyer and its personnel on a confidential basis, except and to the extent otherwise required by applicable law or regulatory policy, and shall not be used by Buyer and its personnel for any purpose other than the purposes of the arrangements contemplated herein. Each party shall maintain in confidence the contents of this Agreement and shall not disclose the same, publicly or to any third party (other than their professional and financial advisors) without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed, except as may otherwise be required by law or the rules of any applicable stock exchange, provided that each Party will, to the greatest extent practicable in the circumstances, advise and consult with the other parties prior to making any such required disclosure, including providing the other party with an ability to comment on any disclosure proposed to be made.

      9.15 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      9.16 Specific Performance. Each of the Parties acknowledges and agrees that the other Party could be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this

Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

      9.17 Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Nevada, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.8 above. Nothing in this Section 9.17, however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or in equity.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

BUYER                                       SELLER

El Capitan Precious Metals, Inc.            Gold and Metals, Inc.
By: s/Charles C. Mottling                   By: s/ Larry Lozensky
Its: President, CEO                         Its: President

                                            El Capitan, Ltd.
                                            By: s/ Larry L. Lozensky
                                            Its: President

                                    EXHIBIT D
                                       To
                            ASSET PURCHASE AGREEMENT

                                   DEFINITIONS

      "Affiliate" means any person, partnership, limited liability company, joint venture, corporation, or other form of enterprise which Controls, is Controlled by, or is under common Control with a Party.

      "Agreement" means this Asset Purchase Agreement, including all amendments and modifications, and all schedules and exhibits, all of which are incorporated by this reference.

      "Assets" means the Properties, Products, Business Information, and all other real and personal property, tangible and intangible, including existing or after-acquired properties and all contract rights held for the benefit of the Parties hereunder.

      "Business Information" means the terms of this Agreement, and any other agreement relating to this Business, the Existing Data, and all information, data, knowledge and know-how, in whatever form and however communicated (including, without limitation, Confidential Information), developed, conceived, originated or obtained by either Party in performing its obligations under this Agreement. The term "Business Information" shall not include any Improvements, enhancements, refinements or incremental additions to Party Information that are developed, conceived, originated or obtained by either Party in performing its obligations under this Agreement.

      "Confidential Information" means all information, data, knowledge and know-how (including, but not limited to, formulas, compilations, programs, devices, methods, techniques and processes) that derives independent economic value, actual or potential, as a result of not being generally known to, or readily ascertainable by, third parties and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, including without limitation all analyses, interpretations, compilations, studies and evaluations of such information, data, knowledge and know-how generated or prepared by or on behalf of either party.

      "Control" used as a verb means, when used with respect to an entity, the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through (i) the legal or beneficial ownership of voting securities or membership interests;
(ii) the right to appoint managers, directors or corporate management; (iii) contract; (iv) operating agreements; (v) voting trust; or otherwise; and, when used with respect to a person, means the actual or legal ability to control the actions of another, through family relationship, agency, contract or otherwise; and "Control" used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.

      "Effective Date" means the date of the Closing of the transaction contemplated by this Agreement.

      "Encumbrance" or "Encumbrances" means mortgages, deeds of trust, security interests, pledges, liens, net profits, interest, royalties or overriding royalty interests, other payments out of production, or other burdens of any nature.

      "Environmental Compliance" means actions performed during of after Operations to comply with the requirements of all Environmental Laws or contractual commitments related to reclamation of the Properties or other compliance with Environmental Laws.

      "Environmental Laws" means Laws aimed at reclamation or restoration of the Properties; abatement of population; protection of the environment; protection of wildlife, including endangered species; ensuring public safety from environmental hazards; protection of cultural or historic resources; management, storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances as waste into the environment, including without limitation, ambient air, surface water and groundwater, and all other Laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

      "Environmental Liabilities" means any and all claims, actions, causes of action, damages, losses, liabilities, obligations, penalties, judgments, amounts paid in settlement, assessments, costs, disbursements, or expenses (including, without limitation, attorneys' fees and costs, experts' fees and costs, and consultants' fees and costs) of any kind or of any nature whatsoever that are asserted against either Party, by any person or entity other than the other Party, alleging liability (including without limitation, liability for studies, testing or investigatory costs, cleanup costs, response costs, removal costs, remediation costs, containment costs, restoration costs, corrective action costs, closure costs, reclamation costs, natural resource damages, property damages, business losses, personal injuries, penalties or fines) arising out of, based on or resulting from (i) the presence, release, threatened release, discharge or emission into the environment of any hazardous materials or substances existing or arising on, beneath or above the Properties and/or emanating or migrating and/or threatening to emanate or migrate from the Properties to off-site properties; (ii) physical disturbance of the environment; or (iii) the violation or alleged violation of any Environment Laws.

      "Governmental Fees" means all location fees mining claim rental fees, mining claim maintenance payments and similar payments required by Law to locate and hold unpatented mining claims.

      "Law" or "Laws" means all applicable federal, state and local laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature.

      "Mining" means the mining, extracting, producing, beneficiating, handling, milling or other processing of Products.

      "Operations" means the Mining activities carried out on the Properties under this Agreement.

      "Party" means Sellers or Buyer, or any permitted successor or assign of Sellers of Buyer under the Agreement.

      "Party Information" means all information, data, knowledge and know-how, in whatever form and however communicated (including, without limitation, Confidential Information but excluding the Existing Data), which, as shown by written records, was developed, conceived, originated or obtained by a Party:
(a) prior to entering into this Agreement, or (b) independent of its performance under the terms of this Agreement.

      "Products" means all ores, minerals and mineral resources produced from the Properties.

      "Properties" means the Claims, the Leases, the Contracts, the Fixtures and Improvements, the Machinery and Equipment, the Water Rights, the Related Rights and the Information which, taken together, constitute the El Capitan Gold Mining Property in Lincoln County, New Mexico.

      "Transfer" means, when used as a verb, to sell, grant, assign, create an Encumbrance, pledge or otherwise convey, or dispose of or commit to do any of the foregoing, or to arrange for substitute performance by an Affiliate or third party, either directly or indirectly; and, when used as a noun, means such a sale, grant, assignment, Encumbrance, pledge or other conveyance or disposition, or such an arrangement.